Exhibit 99.1

Item 14. Other Expenses of Issuance and Distribution.

The expenses, other than underwriting discounts and commissions, to be incurred by Arizona Public Service Company (“APS”) relating to the offering of $250,000,000 principal amount of its 4.70% Notes due 2044, under APS’s Registration Statement on Form S-3 (No. 333-180897-01) and a related prospectus supplement filed with the Securities and Exchange Commission and dated January 7, 2014 are estimated to be as follows

Securities and Exchange Commission registration fee	$32,200
Printing, engraving, and postage expenses	40,000
Legal fees and expenses	6,000
Accounting fees and expenses	50,000
Rating Agency fees	361,250
Transfer Agent and Registrar, Trustee and Depository fees and expenses	7,500
Blue Sky fees and expenses	1,100
Total	$498,050